UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2008

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Van Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 11, 2008, Epicor Software Corporation (the “Company” or “Epicor”) entered into a First Amendment (the “First Amendment”), which amends the Credit Agreement, dated as of December 16, 2007 (the “Credit Agreement”) arranged by Banc of America Securities LLC, as Sole Lead Arranger and Book Manager and with Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), KeyBank National Association, as Syndication Agent, and Wells Fargo Bank, N.A., HSBC Bank USA, N.A. and Comerica Bank as Co-Documentation Agents and a group of financial institutions, as lenders, and delivered a notice (the “Notice”) to the Administrative Agent to exercise Epicor’s right to increase the aggregate amount under the credit facility. The First Amendment to the Credit Agreement together with the Notice provide for an increase in the credit facility by $50 million with additional revolving commitments from banks and other financial institutions qualified as eligible assignees for a total credit facility of up to $250 million.

All other terms and provisions of the Credit Agreement remain in full force and effect. The description of the Credit Agreement set forth in the Form 8-K filed December 20, 2007 under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 7, 2008, Epicor, through its wholly owned subsidiary, Epicor Retail Solutions, Inc., a corporation incorporated under the laws of the Province of New Brunswick, completed its acquisition of NSB Retail Systems PLC (“NSB”), a company listed on the Main Market of the London Stock Exchange. On December 17, 2007, Epicor announced that it reached an agreement with NSB on the terms of the recommended acquisition of NSB by Epicor pursuant to a scheme of arrangement under section 425 of the United Kingdom Companies Act 1985 whereby shareholders of NSB will receive 38 pence in cash per NSB ordinary share (the “Scheme”). In connection with the Scheme, Epicor and NSB entered into an Implementation Agreement on December 17, 2007, which governed their relationship until February 7, 2008, when the Scheme became effective.

The consideration payable under the Scheme is being funded by Epicor with approximately $162,000,000 in existing cash balances, with the balance of the consideration being funded by drawing from Epicor’s credit facility pursuant to the Credit Agreement, as amended. The terms of the transaction value the fully diluted share capital of NSB at approximately £160 million (approximately $314 million USD, based on the US$:£ exchange rate on February 7, 2008).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement” above, along with the description of the Credit Agreement set forth in the Form 8-K filed December 20, 2007 under Item 1.01, “Entry into a Material Definitive Agreement,” are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) The financial statements of NSB required to be filed by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b) The pro forma financial information required to be filed by this Item is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Implementation Agreement dated December 17, 2007 between Epicor Software Corporation and NSB Retail Systems PLC

10.2	Recommend Proposals for the Cash Acquisition of NSB Retail Systems PLC by Epicor Software Corporation, dated December 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: February 13, 2008	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Implementation Agreement dated December 17, 2007 between Epicor Software Corporation and NSB Retail Systems PLC

10.2	Recommend Proposals for the Cash Acquisition of NSB Retail Systems PLC by Epicor Software Corporation, dated December 17, 2007